FS Credit Real Estate Income Trust, Inc. 8-K

Exhibit 10.1

Execution Copy

AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of July 24, 2018 (this “Amendment”), between and among FS CREIT FINANCE WF-1 LLC, a Delaware limited liability company (“Seller”), FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017 (as amended by (i) Amendment No. 1 to Master Repurchase and Securities Contract, dated as of April 26, 2018, between and among Seller, Buyer and Guarantor, (ii) this Amendment, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Guarantee Agreement, dated as of August 30, 2017 (as amended pursuant to the terms of Amendment No. 1 to Guarantee Agreement, dated as of April 26, 2018, by and between Guarantor and Buyer (the “Guarantee Amendment”) and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, the Interim Period ended on the date hereof and, in connection therewith, Seller and Buyer have agreed to further amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Guarantor hereby agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor hereby agree as follows:

SECTION 1.

Repurchase Agreement Amendments.

(a)

The defined terms “Period”, “Post-Interim Period”, “Structuring Fee” and “Target Capital Trigger Date”, each as set forth in Section 2.01 of the Repurchase Agreement, are each hereby deleted in their entirety.

(b)

The defined terms “Initial Funding Expiration Date”, “Initial Maturity Date” and “Interim Period”, each as set forth in Section 2.01 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Initial Funding Expiration Date”: August 30, 2019.

“Initial Maturity Date”: August 30, 2019.

“Interim Period”: The period from the Closing Date to, but not including, July 24, 2018.

(c)

The defined term “Draw Fee”, is hereby added to Section 2.01 of the Repurchase Agreement in correct alphabetical order:

“Draw Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.

(d)

Clause (p) of the definition of Eligible Asset, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

(p)

[reserved].

(e)

The last sentence of Section 3.06(a) of the Repurchase Agreement is hereby deleted in its entirety.

(f)

Section 3.06(b) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller may request to extend the Funding Period for one (1) year (the “Funding Period Extension Option”) simultaneously with the request by Seller of the first Extension Period in the manner set forth in Section 3.06(a) by the delivery of written notice from Seller to Buyer of such request no earlier than ninety (90) days and no later than thirty (30) days prior to the last day of the initial Funding Period. The request of Seller to exercise the Funding Period Extension Option may be approved or denied by Buyer, in Buyer’s sole and absolute discretion and any failure of Buyer to respond in writing to such request shall be deemed to be a denial thereof by Buyer.  Seller’s request to exercise the Funding Period Extension Option will be deemed to be denied if any of the Extension Conditions set forth in Section 3.06(a) are not satisfied with respect to the first Extension Period, as determined by Buyer in Buyer’s sole and absolute discretion.

(g)

The first four full sentences of Section 3.06(c) of the Repurchase Agreement are hereby amended and restated in their entirety to read as follows:

Seller may request up to two (2) separate increases of the Maximum Amount. The first increase, if requested, shall be for an increase of the Maximum Amount from $75,000,000 to either $150,000,000 or $200,000,000 and shall propose an effective date for the requested increase that is no later than the last day of the Funding Period. If the first such request resulted in an approval of the Maximum Amount being increased to $150,000,000, then Seller may submit a second request to increase the Maximum Amount from $150,000,000 to $200,000,000. Each request for an increase of the Maximum Amount (each, an “Upsize Option”), shall be effected by delivery of written notice to Buyer.

(h)

The first line of Section 3.07(b)(i) of the Repurchase Agreement is hereby amended to delete the words “Structuring Fee” and replace them with the words “Draw Fee”.

SECTION 2.

Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (a) this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer may reasonably request, and (b) Seller and Guarantor shall deliver to Buyer opinions of counsel to Seller, in favor of Buyer, in form and substance acceptable to Buyer and its counsel, with respect to the enforceability of this Amendment and the Amended and Restated Fee and Pricing Letter by and between Seller and Buyer dated of even date herewith, together with a currently-dated version (or a bring-down thereof) of the bankruptcy safe harbor opinion that was delivered to Buyer by counsel to Seller in connection with the execution of the original version of the Repurchase Agreement on August 30, 2017.

SECTION 3.

Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of Seller and Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4.

Acknowledgements of Seller. Seller hereby acknowledges that (a) Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents, and (b) Seller has no defenses, counterclaims or set-offs with respect to any of its obligations under any of the Repurchase Documents.

SECTION 5.

Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 6.

Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 7.

No Novation, Effect of Agreement.  The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents.  It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 8.

Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9.

Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 10.

GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

FS CREIT FINANCE WF-1, LLC, a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Michael P. Duncan
Name: Michael P. Duncan
Title: Vice President